Exhibit 10.30

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into this 2nd day of May, 2025, by and between LMP 353, LLC, a Pennsylvania limited liability company (“Landlord”) and PALVELLA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

For and in consideration of the mutual agreements herein contained, Landlord hereby leases and demises to Tenant, and Tenant hereby leases and accepts from Landlord, a portion of the building located at 353 W. Lancaster Avenue, Wayne, Pennsylvania 19087 (the “Building”), such portion consisting of approximately 6,853 rentable square feet, commonly referred to as Suite 200 covering the entire 2nd floor of the Building, and on the land being more particularly described on the Exhibit A attached hereto and made a part hereof (the “Land”), and all other improvements thereon, all mechanical systems and components thereof, and all appurtenant rights thereto, including, without limitation, parking areas, easements, declarations and rights of way, if any (all of the foregoing shall be collectively referred to herein as the “Premises”).

1.
Term.
(A)
Lease Term. The term of this Lease shall be three (3) years, commencing on October 1, 2025 (the “Commencement Date”), and expiring on the last day of the thirty-sixth (36th) month thereafter (“Expiration Date”) (the period from the Commencement Date to the Expiration Date, herein the “Lease Term”). The Commencement Date and Expiration Date shall be confirmed by Landlord and Tenant by execution of a Confirmation of Lease Term in the form attached hereto as Exhibit B, provided that if Tenant fails to execute or object to said document within ten (10) days of its delivery, Landlord’s determination of such dates shall be deemed accepted.
(B)
Renewal Option. Provided that Tenant is not in default under this Lease, Landlord hereby grants to Tenant the option to extend the Lease Term (the “Renwal Option”) for one (1) period of two (2) years (the “Renewal Period”) by providing written notice to Landlord at least nine (9) months prior to the end of the initial Term. Upon such notice, the Tenant shall be legally bound to fulfill its obligations under this Lease for the Renwal Period subject to the same terms and conditions as set forth herein, except with respect to the Base Rent for the Renwal Period which shall be at the greater of (i) the then prevailing market rate for comparable office buildings in Wayne, Pennsylvania in Landlord's sole discretion (the "Fair Market Rent"), or (ii) one hundred three percent (103%) of the Base Rent payable by Tenant at the expiration of the initial Lease Term. For the purposes of this Lease, all references to the “Lease Term” shall include the initial Term and the Renewal Period to the extent actually extended by Tenant.
(C)
Early Access. Subject to the terms below and the early termination of the lease by the existing tenant of the Premises, Landlord shall use commercially reasonable efforts to provide Tenant with early access to the Premises for a period of up to fifteen (15) days prior to the Commencement Date (“Early Access”) for the purpose of installing Tenant’s furniture, fixtures and equipment. Tenant’s occupancy of the Premises during such period prior to the Commencement Date, if any, will be subject to all of the provisions of this Lease, except that no Rent will be payable by Tenant for such Early Access. Any occupancy or use of Tenant of the

40054017v9

Premises prior to the Commencement Date shall be at Tenant’s sole risk, cost and expense, and Landlord shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord), and hold harmless Landlord and its employees, officers, directors, agents and contractors from and against any and all claims, liabilities, losses, actions, causes of action, demands, costs and expenses (including, without limitation, attorneys’ fees at the trial and appellate levels) of any and every nature arising out of or in any way relating to such occupancy or use.
(D)
If requested by Tenant, Landlord shall provide a mailing address for Tenant at the Building from and after the Effective Date.
2.
Acceptance of Premises. Landlord shall deliver the Premises to Tenant on the Commencement Date in good operating condition and repair and in compliance with all applicable laws and codes (including ADA), with the roof, structural elements and all Building systems in good working condition, with all necessary maintenance, repairs and replacements performed, and free and clean of debris and ready for Tenant's installation of its furniture, fixtures and equipment. Tenant affirms that the Premises is suitable for Tenant's intended use as described in Section 18. Landlord shall perform the work specifically set forth on Exhibit C attached hereto and made a part hereof within a reasonable time following the Commencement Date. Subject to this Section 2, Tenant acknowledges and agrees that the Premises shall be leased by Landlord to Tenant in an “AS IS, WHERE IS” condition, without representations or warranties whatsoever.
3.
Base Rent. As consideration for the Premises, Tenant shall pay to Landlord rent (“Base Rent”) in advance in equal monthly installments as set forth below, without deductions and setoffs and without prior demand therefor, on the first day of each calendar month during the Lease Term:

Lease Year	Per Square Foot	Annual Rent	Monthly Rent
1	$38.00	$260,414.00	$21,701.17
2	$38.95	$266,924.35	$22,243.70
3	$39.92	$273,571.76	$22,797.65

For the purposes of this Lease, “Lease Year” means each consecutive twelve (12) month period during the Lease Term, beginning on the Commencement Date, provided that the first Lease Year shall include any partial month during which the Commencement Date occurs, if applicable. For the purposes of this Lease, “Additional Rent” shall mean Tenant’s Pro-Rata Share of the electricity charges due under Section 8 hereof, Tenant’s Pro-Rata Share of Operating Expense increases due under Section 16 hereof, together with any other amounts owed by Tenant under this Lease. Base Rent and Additional Rent (collectively, “Rent) shall be paid to Landlord at 353 West Lancaster Avenue, Suite 300, Wayne, Pennsylvania 19087. The Base Rent for the first month during the Lease Term shall be due at the execution of this Lease.

Notwithstanding the foregoing and provided that Tenant is not in default of this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $65,103.50 (the “Rent

40054017v9

Abatement”) representing the Base Rent for the first three (3) months following the Commencement Date. During such abatement period, Tenant shall still be responsible for the payment of all electricity charges attributable to the Premises in accordance with Section 8 hereof. In the event of a default by Tenant under the terms of this Lease beyond the expiration of any applicable notice and cure period that results in early termination of this Lease, then any Base Rent abated hereunder shall be a part of the recovery set forth in Section 17 of this Lease, any Base Rent abated hereunder shall be immediately due and payable by Tenant to Landlord notwithstanding any subsequent cure of the breach by Tenant. Landlord’s acceptance of Base Rent or the cure of such breach shall not be deemed a waiver by Landlord of the provisions of this Section 3.

4.
Taxes. Subject to Section 16 hereof, Landlord shall pay all real estate taxes, assessments, state and local taxes, or any other governmental tax, assessment, or fee levied against the Premises.
5.
Repairs and Future Improvements.
(A)
Landlord’s Repair and Maintenance Obligations. Landlord shall be responsible for all maintenance and repairs to the roof, foundation, and structural components of the Building, including structural walls and concrete sub flooring; maintenance, repair, and replacement of the HVAC system, electrical fixtures and equipment, underground utilities, and other such systems servicing the Premises; maintaining the landscaping and grounds of the Building in neat and clean condition, and any maintenance and/or repairs necessitated by the actions or negligence of Landlord, its agents and employees.
(B)
Tenant’s Repair and Maintenance Obligations. Except as expressly provided herein, Tenant, at its own cost and expense, shall be responsible for all maintenance and repairs of the Premises, including, but not limited to, keeping the interior of the Premises neat and clean and repairing any damage caused by Tenant or its agents, employees, contractors, or invitees.
(C)
Tenant Improvements. Tenant shall not construct any improvements or make any alterations to the Premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. All such work, alterations, decorations, installations, additions or improvements (collectively, the “Improvements”) shall be done at Tenant’s sole expense in a good and workmanlike manner and in full compliance with all laws, rules, regulations, and requirements of all governmental bureaus and bodies having jurisdiction thereover. Tenant shall repair any damage which may occur from the Improvements to the Premises. Landlord reserves the right to require certificates evidencing insurance from Tenant’s contractors in amounts reasonably determined by Landlord and naming Landlord as an additional insured party thereunder. All Improvements (other than communications equipment, trade fixtures as provided herein, or equipment leased by Tenant) shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises as a part thereof at the expiration of the Lease Term or prior termination of this Lease, as the case may be. Tenant shall keep full and accurate records of the cost of any Improvements in and to the Premises made by Tenant and shall, if requested by Landlord, make the same available to Landlord for use in connection with any proceeding to review the assessed valuation of the Premises, any proceeding to acquire the Land

40054017v9

and Premises for public or quasi-public use, or otherwise. Tenant shall promptly pay and discharge any and all liens or other charges arising out of or in connection with the performance of any act required of or permitted Tenant hereunder, and Tenant shall keep the Premises free and clear from any and all such liens or charges, and any liens and charges shall exist only against the leasehold estate of Tenant and not against the fee. Additionally, Tenant agrees to indemnify and hold harmless Landlord from and against any and all losses, costs, damages or liabilities resulting from or attributable to any liens or claims of lien for such work and Tenant shall remove any such lien or claim of lien promptly upon notice of such lien or claim of lien.
(D)
Landlord shall provide an allowance for Tenant to renovate and improve the Premises pursuant to the requirements of the Lease in an amount up to Thirty-Four Thousand Two Hundred Sixty-Five and No/100 Dollars ($34,265.00) (“TI Allowance”), Landlord shall pay the TI Allowance within thirty (30) days after Tenant delivers to Landlord the final lien waivers from all contractors and materialmen providing services or materials to the Premises, evidencing completion of the improvements, and copies of paid invoices (with canceled checks or other proof of payment for the same). Tenant agrees to waive and release Landlord from any obligation to pay any remaining, unspent portion of the TI Allowance atfter twenty-four (24) months from the Commencement Date. Tenant shall be responsible for all construction costs in excess of the TI Allowance. If Tenant defaults under the Lease beyond any applicable notice and cure period, Tenant shall immediately repay the TI Allowance to Landlord.
6.
Fixtures. Provided Tenant is not in default hereunder, Tenant shall have the right upon the termination or early expiration of this Lease to remove from the Premises any movable trade fixtures that were purchased or installed by it, provided Tenant repairs any damage to the Premises caused by such removal. Title to such property shall remain in Tenant. This shall not include the right to remove any plumbing or wiring or structural alterations, additions or improvements to the Premises and shall, as a matter of course, not include any fixtures that were furnished or paid for by Landlord. No later than the last day of the Lease Term, Tenant shall remove all Tenant’s personal property and repair all injury done by or in connection with the installation or removal of Tenant’s personal property and/or trade fixtures.
7.
Signs. Landlord shall provide Tenant with standard identification signage on Tenant’s suite entry door, on all Building directories, and on the Building monument sign on Route 30. Any additional signage requested by Tenant must be approved by Landlord in writing, such approval to be in Landlord’s sole discretion.
8.
Utilities/Janitorial Services. Landlord shall contract for in its own name and shall pay the cost of providing all utilities required by Tenant in the use of the Premises including but not limited to water, gas, sewer, garbage service, electricity, and any other items required in order to provide heat, air conditioning, water, and any other utilities or services to the Premises; provided, however, (i) Tenant shall reimburse Landlord Tenant’s Pro-Rata Share (as defined in Section 16 below) of all electricity charges within thirty (30) days after Tenant’s receipt of paid invoices and (ii) Tenant shall either pay its Pro-Rata Share of any janitorial services for the Premises provided by Landlord, or contract for such janitorial services in its own name and shall pay directly all cost associated therewith. Landlord shall provide HVAC services to the Premises during normal business hours of the Building, which shall be 8:00 a.m. to 5:30 p.m. Monday

40054017v9

through Friday. Landlord shall provide a designated common area in the Building for all tenants to be used for the installation of information technology equipment. Landlord shall not be liable to Tenant for any discontinuance of utilities, telephone or other communication services caused by accident, breakage, strike or any other cause whatsoever that is outside of Landlord’s control. Landlord reserves the right to interrupt or suspend any such services when necessary, whether because of accident, emergency or otherwise. Landlord shall, to the extent possible, give Tenant reasonable notice of any interruption or suspension or planned suspension of such services in the event of such interruption or suspension and shall use reasonable diligence to cause such service to be resumed promptly.
9.
Parking. Tenant and its invitees shall have the non-exclusive right to the use of the parking area servicing the Building in common with others, without charge and to the use of the driveways appurtenant thereto for the purposes of ingress and egress, delivery and pickup, and parking of motor vehicles. Landlord shall reasonably monitor and enforce the parking area to ensure Tenant has parking for up to 24 spaces.
10.
Indemnification of Landlord.
(A)
Landlord shall not be liable for (and Tenant hereby releases Landlord from liability for) injury or damage to persons or property occurring within the Premises except to the extent caused by or resulting from the gross negligence or willful misconduct of, or breach of any provision of this Lease by, Landlord or any of Landlord’s agents, servants or employees.
(B)
Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all liability, claims, demands, expenses, fees, fines, penalties, suits, proceedings, actions and cause of action of every kind and nature arising or growing out of or in any way connected with Tenant’s use, occupation, or control of the Premises and the furnishings, equipment and fixtures used in connection therewith or which may result from any breach, violation or nonperformance of any covenant, condition or agreement contained in this Lease on the part of Tenant to be kept in force. Except as otherwise herein provided, Tenant covenants and agrees that it will at its own cost and expense defend any and all actions, suits or proceedings which may be brought against Landlord or in which Landlord may be impleaded where alleged liability is based on Tenant’s use, occupancy, or condition of the Premises.
11.
Insurance. Throughout the Lease Term, Landlord, at its expense, shall maintain “all risk” property insurance covering the Building against loss or damage. Throughout the Lease Term, Tenant, at its expense, shall maintain commercial general public liability insurance covering claims arising out of liability for bodily injury, death, personal injury, and property damage occurring on the Premises or to the Building in amounts of not less than $2,000,000.00 per occurrence for injury to person, not less than $1,000,000.00 for property damage, and not less than $2,000,000.00 annual aggregate. The insurance policy to be maintained by each of Tenant and Landlord above shall (a) be issued by insurance companies authorized to do business in the state in which the Premises or Building/Land is located; (b) be issued by insurance companies with a Best rating of A or better; (c) provide that said insurance shall not be canceled or materially modified without first providing thirty (30) days' prior written notice to Landlord; and Tenant shall name Landlord as an additional insured on Tenant’s commercial general public liability insurance

40054017v9

policy. Each party shall provide the other party with a copy of such insurance policy(ies) prior to the Commencement Date.
12.
Casualty. In the event that, as a result of fire or other casualty, (a) more than fifty percent (50%) of the square footage of the Building is totally damaged or rendered substantially untenantable (as reasonably determined by Landlord), or (b) the Building is rendered structurally unsound or unstable (either being a “Major Casualty”), then either Landlord or Tenant may elect to cancel this Lease by written notice to the other party, in which event the accrued Rent with respect to the Premises shall be paid up to the time of fire or other casualty. If twenty percent (20%) or more of the Premises is rendered untenantable as a result of such casualty, then the Tenant shall have the right to cancel this Lease by written notice to the Landlord, in which event the accrued Rent with respect to the Premises shall be paid up to the time of such casualty. If neither Landlord nor Tenant terminates this Lease as above provided, then this Lease shall remain in force and effect, except that Rent shall abate pro rata in accordance with Tenant’s actual loss of use of the Premises. In the event the Building is damaged by fire or other casualty, but less than a Major Casualty, then Landlord shall repair the damage with reasonable dispatch (provided that Landlord’s financial obligation to make such repairs shall not exceed the insurance proceeds made available to Landlord as a result of such casualty), and the Lease shall remain in full force and effect, except that until such repairs shall be made, the Rent shall abate pro rata according to the portion of the Premises which is rendered unusable by Tenant.
13.
Condemnation.
(A)
If at any time during the Lease Term, the whole or any part of the Land shall be taken for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain, or private purchase in lieu thereof by a public body vested with the power of eminent domain, Landlord shall be entitled to and shall receive any and all awards or private purchases that may be made in any such proceedings except for awards expressly made for Tenant’s property or moving expenses. Except as otherwise provided, Tenant hereby assigns and transfers to Landlord any and all such awards that may be made to Tenant. Tenant shall not be entitled to any payment based inter alia upon the value of the unexpired term of this Lease, consequential damage to the land not so taken, or the use of the Premises.
(B)
If such proceedings shall result in the taking of the whole or substantially all of the Premises or if Tenant cannot substantially conduct its operations on the part remaining, or if Landlord reasonably determines that restoration of the Premises is not practical or advisable, this Lease shall terminate and expire on the date of such taking, and the net Rent and other sums or charges provided in this Lease to be paid by Tenant shall be apportioned and paid to the date of such taking.
(C)
If the Lease is not terminated as provided above, Landlord, with reasonable dispatch, shall repair the remaining portion of the Building taken so as to restore the Building, and the Rent shall be adjusted pro rata as the square footage remaining shall bear to the square footage of the Building prior to the taking. Landlord shall not be obligated to expend thereon more than the sum allowed to Landlord in such condemnation proceeding for damage to the Premises, less all expenses incurred by Landlord in such proceedings, and if the expense of such restoration

40054017v9

would be greater than the sum allowed to Landlord, less such expenses in such condemnation proceedings, then Landlord shall have an option, for a period of thirty (30) days after Landlord’s receipt of the condemnation proceeds, within which to decide whether to make such restoration or to terminate this Lease.
14.
Assignment or Sublease. Tenant shall not assign, mortgage or encumber this Lease nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet the Premises or any part thereof to any related entity, subsidiary, parent company or affiliate of Tenant, any company in which Tenant has a controlling interest, or to any successor corporation, whether by merger, consolidation or otherwise, or to any person who purchases all or substantially all of Tenant’s assets, without Landlord’s approval or consent (each a “Permitted Transfer”). No Permitted Transfer shall relieve Tenant’s liability hereunder. Tenant shall remit to Landlord all excess rent derived from any transfer, except that Tenant may retain fifty percent (50%) of any excess rent derived from a Permitted Transfer.
15.
Subordination. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any mortgage, including a consolidated mortgage, constituting a first lien on the real property, whether such mortgage has heretofore been or may hereafter be placed upon the real property to secure an indebtedness to any savings bank, bank, trust company, or other institutional lender, private or public, and to any renewal modification, consolidation, replacement or extension of any such mortgage. Although no instrument or act on the part of Tenant shall be necessary to effect such subordination, Tenant will nevertheless execute and deliver such further instruments subordinating this Lease to the lien of any such mortgage.
16.
Operating Expenses.
(A)
Increase in Operating Expenses. In the event there is any increase during any year of the Lease Term in the “Operating Expenses” for the Building (as such expenses are described hereinafter and are customarily and consistently applied to all tenants of the Building) over and above the amount of such Operating Expenses during the calendar year which the Lease Term commences ( 2025 “base year”) and upon presentation of proof of the increased expenses and paid invoices provided by Landlord to Tenant, Tenant shall pay to Landlord, within thirty (30) days, an amount equal to 40.59% of the increase in the Operating Expenses (“Tenant’s Pro-Rata Share”), which is calculated by dividing the Tenant’s rentable share of the Building (6,853 SF) by the entire rentable area of the Building (16,883 SF). Notwithstanding the foregoing, if at any time the Building is less than ninety-five percent (95%) leased, Tenant’s Pro-Rata Share shall be recalculated to be a percentage equal to the ratio of rentable area in the Premises to the leased rentable area in the Building.
(B)
Definition of Operating Expenses. “Operating Expenses,” which are included in the “Rent” amount, shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing and maintaining the Building (including the Common Areas (as

40054017v9

defined herein)) in good condition and repair for a particular calendar year, including all costs and expenses which Landlord reasonably determines that it would have paid or incurred during such year if the Building had been fully occupied, including, but not limited to, all real estate taxes, assessments and fees levied against the Building; the annual cost of Landlord’s property/casualty and liability insurance on the Building; utilities serving the Building (other than those reimbursable by Tenant under Section 8 hereof); service and other charges incurred in the repair, replacement, operation and maintenance of the heating, ventilation and air-conditioning system that services the Building; cleaning and other janitorial services of Common Areas; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management or administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under any covenants, trust indenture or Landlords association. The cost of any capital improvement shall be amortized over the useful life of such improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses.
(C)
Definition of Common Areas. “Common Areas” shall mean the areas of the Building and the Land which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas.
17.
Default.
(A)
The occurrence of any of the following is deemed to be an event of default under this Lease:
(1)
Any installment of Rent required to be paid by Tenant which is not paid within three (3) days of when due and after notice of such non-payment is received by Tenant.
(2)
The making by Tenant of an assignment for the benefit of its creditors;
(3)
The levying of a writ of execution or attachment on or against the property of Tenant and the same not being released or discharged within thirty (30) days thereafter;
(4)
The institution of proceedings for the reorganization, liquidation or involuntary dissolution of Tenant, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of Tenant, and said proceeding not being dismissed, and any receiver, trustee or liquidator appointed therein discharged within thirty (30) days after the institution of such proceedings;
(5)
The doing, or permitting to be done of any act by Tenant which creates a claim or a lien therefore against the Premises and the same not being released or otherwise

40054017v9

provided for by indemnification reasonably satisfactory to Landlord within thirty (30) days thereafter;
(6)
Failure of Tenant to cure non-compliance with any other covenant or provision of this Lease within thirty (30) days after written notice of such failure is given by Landlord, or if it is not feasible to cure such failure within such period, to advise Landlord in writing of Tenant’s intention duly to institute all steps necessary to cure such failure or violation and to begin performance of such covenants within such period and diligently to pursue performance to completion in a reasonable time thereafter.
(B)
If an event of default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate this Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an event of default:
(1)
By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Lease Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum.
(2)
The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Rent accrued and unpaid as of the termination date; and (ii)(1) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s property, (2) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Lease Term, and (3) the costs of reletting commissions; and (iii) all Rent otherwise payable by Tenant over the remainder of the Lease Term as reduced to present value; and all consequential damages relating to Tenant's breach of this Lease; provided, however, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Lease Term shall be deducted from the total determined above under subsections (i), (ii), and (iii).
(3)
Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 12% per annum (“Default Rate”) from the dates of Landlord’s incurring of costs or expenses.
(4)
Any sums payable by Tenant hereunder, which have not been paid three days after Tenant’s receipt of notice by Landlord that such sums are outstanding, shall bear interest at the Default Rate.

40054017v9

(5)
No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.
(C)
CONFESSION OF JUDGMENT.
(1)
If Tenant shall default in the payment of the rent or any other sums due hereunder by Tenant, or in the event of any other default as defined herein, Tenant hereby irrevocably authorizes and empowers any prothonotary or attorney of any court of record within the United States of America, or elsewhere, to appear for Tenant, with or without complaint filed; and in said suits or actions to confess judgment, or a series of judgments, against Tenant and all persons claiming through or under Tenant, in favor of Landlord, for all or any part of said rental and/or said other sums, including, but not limited to, the amounts due from Tenant to Landlord under (B) of this section, and including any amount to which Landlord would be entitled as damages under the provisions of this Lease, and for interest and costs, and a reasonable attorney's commission not to exceed fifteen percent (15%) for collection, for which this Lease, or a true and correct copy thereof, shall be sufficient warrant, and such powers may be exercised as well after the termination or expiration of the term of this Lease.

Tenant hereby acknowledges that by agreeing to the foregoing confession of judgment and warrant of attorney, Tenant waives the right to notice and a prior judicial proceeding to determine its rights and liabilities, and further acknowledges that Landlord may, on default by Tenant under this Lease, subject to such notice requirements, if any, as are herein expressly provided, obtain a judgment against Tenant for all sums due hereunder, and levy execution on such judgment against any and all property of Tenant without any opportunity of Tenant to raise any defense, setoff, counterclaim or other claim that Tenant may have, and that Tenant knowingly, voluntarily and intelligently grants Landlord the foregoing right to confess judgment and warrant of attorney as an explicit and material part of the consideration bargained for between Tenant and Landlord. Tenant certifies that it has been represented by (or has had the opportunity to be represented) at the signing of this Lease and in the granting of this confession of judgment and warrant of attorney by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss the confession of judgment and warrant of attorney with counsel. Tenant further certifies that it has read and understands the meaning and effect of the foregoing confession of judgment and warrant of attorney.

Please Initial ___________ Date:

40054017v9

(2)
When this Lease or Tenant's right of possession shall be terminated by reason of the breach of any provision of this Lease, or in the event of a deliberate event of default as defined herein, either during the Term or any renewal or extension thereof, and also when and as soon as the term shall have expired or been terminated, Tenant hereby irrevocably authorizes and empowers any prothonotary or attorney of any court of record as attorney for Tenant and any persons claiming through or under Tenant, with or without complaint filed, to confess judgment in ejectment against Tenant and all persons claiming through or under Tenant, in favor of Landlord, for the recovery by Landlord of possession of the Premises, for which this Lease, or a true and correct copy thereof, shall be sufficient warrant, whereupon if Landlord so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be determined, canceled or suspended and possession of the Premises remain in or be restored to Tenant or any person claiming through or under Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon any subsequent termination or expiration of this Lease, or any renewal or extension hereof, or of Tenant's right of possession as hereinbefore set forth, to confess judgment in ejectment as hereinbefore set forth one or more additional times to recover possession of the Premises.

Tenant hereby acknowledges that by agreeing to the foregoing confession of judgment and warrant of attorney, Tenant waives the right to notice and a prior judicial proceeding to determine its rights and liabilities, and further acknowledges that Landlord may, on default by Tenant under this Lease, subject to such notice requirements, if any, as are herein expressly provided, obtain a judgment against Tenant for possession of the Premises without any opportunity of Tenant to raise any defense, setoff, counterclaim or other claim that Tenant may have, and that Tenant knowingly, voluntarily and intelligently grants Landlord the foregoing right to confess judgment and warrant of attorney as an explicit and material part of the consideration bargained for between Tenant and Landlord. Tenant certifies that it has been represented by (or has had the opportunity to be represented) at the signing of this Lease and in the granting of this confession of judgment and warrant of attorney by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss the confession of judgment and warrant of attorney with counsel. Tenant further certifies that it has read and understands the meaning and effect of the foregoing confession of judgment and warrant of attorney.

Please Initial ___________ Date:

In any action of or for ejectment or for rent or other sums, if Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, such affidavit shall be conclusive evidence of such facts; and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. Tenant hereby waives and releases to Landlord, and to any and all attorneys who may appear for Landlord, all procedural errors in any proceedings taken by Landlord, whether by virtue of the warrants of attorney contained in this Lease or not, stay of execution and extension of time of payment, all laws exempting real or personal property from execution and all liability therefor, and no benefit of exemption will be claimed under and by virtue of any exemption law now in force or which

40054017v9

may hereafter be passed.

Pursuit of any of the other remedies herein provided shall not preclude pursuit of any other remedies provided by law, nor shall pursuit by Landlord of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the covenants and provisions herein contained.

(D)
Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings and notices thereunder the person in charge of the Premises at the time.
18.
Use of Premises; Compliance with Laws. Tenant shall use the Premises exclusively for general office and other related uses permitted by zoning, and shall not use or occupy or permit the Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which will cause or be likely to cause structural damage to the Building, or any part thereof or which will constitute a public or private nuisance, and Tenant shall not use or occupy or permit the Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Tenant shall have access to the Premises 7 days per week, 24 hours per day. Tenat's use of the Premises shall be limited to general office use and storage incidental thereto. Tenant shall be responsible for keeping the Premises at all times in compliance with all laws, ordinances, regulations and code requirements, including but not limited ADA.
19.
Landlord’s Access to the Premises. Landlord, its agents and employees, shall have the right to access and enter upon the Premises upon twenty-four (24) hours prior written notice to Tenant for purposes of performing such maintenance and repairs as Landlord deems reasonably necessary, showing the Premises to prospective purchasers thereof and, during the last six months of the Lease Term, showing the Premises to prospective tenants thereof. Landlord also shall have right to access and enter upon the Premises without prior notice to Tenant in the event of an emergency.
20.
Quiet Enjoyment. Tenant, upon the payment of the Rent hereind described, and upon the performance of all of the terms of this Lease, shall at all times during the terms of this Lease quietly enjoy the Premises without any disturbance from Landlord or from any person claiming through Landlord; subject, however, to the terms and conditions of this Lease.
21.
Surrender; Holdover. Upon the Expiration Date or the prior termination of the Lease Term, Tenant shall surrender the Premises to Landlord in as good condition as it was in at the beginning of the Lease Term, reasonable use and wear and damages by the elements or casualty excepted. Any holdover by Tenant beyond the expiration or prior termination of this Lease shall be deemed to create a tenancy-at-will, subject to all other terms and conditions of this Lease, except tha Rent shall be increased to 125% of the Rent in effect immediately prior to the expiration or earlier termination of this Lease.
22.
Rights of Successors and Assigns. The terms, covenants and conditions contained in this Lease shall apply to and inure to the benefit of and be binding upon the parties hereto and upon their respective successors, legal representatives and assigns.

40054017v9

23.
Effect of Instrument. It is expressly understood and agreed that this instrument contains the entire contract between the parties hereto and that all covenants, agreements and conditions herein shall be binding and may be legally enforced by the said parties, their successors, personal representatives and assigns, respectively.
24.
Controlling Law. This Lease shall be governed by the laws of the Commonwealth of Pennsylvania.
25.
Amendment; Severability. This Lease may not be amended or modified except by written agreement signed by both Landlord and Tenant. All provisions of this Lease are severable from all others, and if any provision of this Lease shall be deemed unenforceable, such shall not affect the enforceability of the remainder of this Lease.
26.
Notices. All notices to be given under this Lease shall be in writing and shall either be personally delivered, or sent by certified mail, return receipt requested, or sent by Federal Express or other comparable commercial overnight delivery service, if to Landlord then at the address provided for payment of Rent, and if to Tenant, then at the Premises. Notices shall be deemed to have been given on the day sent or deposited; provided, however, that any time period for a response or responsive action to such notice shall be measured from the date such notice is actually received (any notice actually received after 5:00 PM at the site of receipt shall be deemed received on the following business day).
27.
Brokerage. Tenant covenants, warrants and represents that no broker represents Tenant in the negotiation of this Lease other than Re:Align, Inc., which shall be compensated by Landlord in accordance with a separate agreement. Tenant shall indemnify and hold Landlord harmless from any liability, cost, fees (including attorneys’ fees) incurred by any broker claiming through Tenant.
28.
Security Deposit. Upon the execution of this Lease, Tenant shall deliver to Landlord a security deposit in the amount of Twenty-One Thousand Seven Hundred One and 17/100 Dollars ($21,701.17) (“Security Deposit”). Landlord may use, apply on Tenant’s behalf or retain (without liability for interest) during the Lease Term the whole or any part of the Security Deposit to the extent required for the payment of any Rent or other sum as to which Tenant may be in default hereunder or for any sum which Landlord may expend by reason of Tenant’s default, including, but not limited to, any deficiency or damage incurred in reletting the Leased Premises. The covenants in this Section are personal covenants between Landlord and Tenant and not covenants running with the land, and in no event will Landlord’s mortgagees or any purchaser at a foreclosure sale or sale in lieu of foreclosure be liable to Tenant for the return of the Security Deposit. After each application from Tenant’s Security Deposit, Tenant shall, upon demand by Landlord, replenish the Security Deposit to the full amount set forth in this Section. Provided Tenant shall comply with all of the terms of this Lease, such Security Deposit shall be returned to Tenant upon termination of this Lease and after surrender of possession of the Leased Premises to Landlord. In the event of a sale of the Premises or assignment of this Lease by Landlord to person other than a mortgagee, Landlord shall the right to transfer the Security Deposit to its assignee, subject to Tenant’s aforesaid rights upon termination, and thereupon Landlord shall be released from any liability with respect to the return of such Security Deposit to Tenant, such assignee to

40054017v9

be solely responsible to Tenant therefore. Tenant shall not assign or encumber its interest in the Security Deposit, and neither Landlord nor its successors and assigns shall be bound by any attempted assignment or encumbrance.
29.
Force Majeure Events. “Force Majeure” shall mean and include those situations beyond either parties control, including by way of example and not by way of limitation, acts of God, accidents, repairs, strikes, shortages of labor, supplies or materials, inclement weather, epidemic, pandemic, public health crisis, government-imposed quarantine or lock-down orders, which render performance of a party’s obligations under this Lease (other than the payment of money) impossible. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure, (except those related to the payment of Rent, Operating Expenses and any other amounts due and owing hereunder), unless specifically stated to the contrary elsewhere in this Lease, will be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure. Force Majeure which renders Tenant’s access to the Premises impossible for a continuous period of four (4) months or longer or which renders Landlord’s ability to provide the Premises to Tenant impossible for a continuous period of 4 months or longer, will be grounds for either party to terminate this Lease.
30.
Right of First Refusal and Right of First Offer to Lease.
(A)
If, during the Lease Term, Landlord receives a bona fide third party offer to lease space in the Building (the “Offer”), which Offer Landlord is willing to accept, Landlord will give written notice to Tenant of the Offer and Tenant shall have a period of fifteen (15) business days following receipt of such written notice from Landlord to elect, by providing written notice to Landlord prior to the expiration of such fifteen (15) business day period, to lease such space in the Building on the same economic terms set forth in the Offer and with a term which will be coterminous with the Lease Term of this Lease. Should Tenant fail to elect to lease such space within such fifteen (15) business period, Tenant will have waived its right to lease such space and Landlord will be free to lease such space to any third party on terms acceptable to Landlord.
(B)
Additionally, should any space become available for lease in the Building during the Lease Term, before marketing or offering such space to lease to any third party, Landlord will provide written notice to Tenant of such available space, which notice will include the economic and other terms on which Landlord is willing to lease such space to Tenant, and Tenant will have a period of fifteen (15) business days from receipt of such written notice from Landlord in which to elect to lease such space on the terms and conditions set forth in Landlord’s notice by providing written notice to Landlord. Should Tenant fail to elect to lease such space within such fifteen (15) business period (i) Tenant will have waived its rights under this Section 31(B), (ii) Landlord will be free to lease such space to any third party, and (iii) the provisions of Section 31(A)will not apply to such space.

{SIGNATURES ARE ON THE FOLLOWING PAGE}

40054017v9

Exhibit 10.30

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

LMP 353, LLC, a Pennsylvania limited liability company

By: /s/ Timothy B. MacColl

Timothy B. MacColl, Manager

Date: May 5, 2025

TENANT:

PALVELLA THERAPEUTICS, INC., a Delaware corporation

By: /s/ Wesley Kaupinen

Name: Wesley Kaupinen

Title: Chief Executive Officer

Date: May 5, 2025

40054017v9

exhibit a
(Legal Description)

ALL THAT CERTAIN parcel or tract of land, situate in Radnor Township, Delaware County, Pennsylvania, according to an ALTA/ACSM Land Title Survey prepared by Momenee Survey Group, Inc., Bryn Mawr, Pennsylvania dated March 25, 2007, last revised May 9, 2007 File No. 07-092 describes as follows, to wit:

BEGINNING at a point of intersection of the center line of Lancaster Avenue (50’ wide) and the Westerly side of Farm Road (44’ wide) extended; thence from said beginning point along the center line of Lancaster Avenue, South 88 degrees 43 minutes 00 seconds West, 193.98’ to a point, a corner of land now or formerly of the Philadelphia Saving Fund Society; thence leaving Lancaster Avenue by land of The Philadelphia Saving Fund Society, North 01 degree, 17 minutes 00 seconds West, 220.00’ to an iron pin, (passing over a marble monument being distant 25.33’ herefrom); thence by land now or formerly of Leslie P. Morgan, North 88 degrees 43 minutes 00 seconds East 158.81’ to an iron pin on the Westerly side of Farm Road; thence along said Westerly side of Farm Road, South 10 degrees, 22 minutes, 20 seconds East, crossing the Northerly side of Lancaster Avenue, 222.79’ to the first mentioned point and place of beginning.

BEING known as 353 W. Lancaster Avenue. BEING Folio No. 36-01-00228-00.

1

40054017v9

EXHIBIT B

CONFIRMATION OF LEASE TERM

By executing this Confirmation of Lease Term, LMP 353, LLC, a Pennsylvania limited liability company (“Landlord”) and PALVELLA THERAPEUTICS, INC., a Delaware corporation (“Tenant”) confirm that the Commencement Date of the Lease Agreement dated _____________ ___, 2025, by and between the same, is _____________ ____, 202_, and the Expiration Date of the Lease Agreement is ___________, 202_.

LANDLORD:

LMP 353, LLC, a Pennsylvania limited liability company

By: /s/ Timothy B. MacColl

Timothy B. MacColl, Manager

Date: May 5, 2025

TENANT:

PALVELLA THERAPEUTICS, INC., a Delaware corporation

By: /s/ Wesley Kaupinen

Name: Wesley Kaupinen

Title: Chief Executive Officer

Date: May 5, 2025

1

40054017v9

EXHIBIT C

WORK LETTER

1.
Scope of TI Work. Landlord agrees to perform on Tenant’s behalf the following improvements within the Premises (collectively, “TI Work”) at Landlord’s cost in accordance with the provisions below:
(a)
demolition of one (1) mutually agreed upon existing office and repair and/or patching of the affected floor and ceiling area;
(b)
installation of security measures of a key card limiting access to the Premises via the elevator.

Tenant’s approval of the plans and specifications (“TI Work Plans”) shall be required for all TI Work. Landlord shall promptly prepare TI Work Plans for the TI Work and submit the same to Tenant for approval. The parties shall thereafter act in good faith to make mutually acceptable modifications to the TI Work Plans until the same have been approved. Once approved by Tenant, the TI Work Plans will be deemed final, subject only to change by Change Order as described below.

2.
Change Orders.
(a)
General. Any change in the TI Work Plans requested by Tenant (any such change being herein referred to as a "Change Order") will be at Tenant's sole cost and expense and subject to Landlord's written approval, which approval will not be unreasonably withheld, conditioned or delayed.
(b)
Notice of Approved Change Order. In the event Landlord approves any such requested Change Order, Landlord will promptly give written notice thereof to Tenant, which notice will specify the Change Order approved by Landlord as well as the estimated incremental cost thereof and any estimated delay in the completion of the TI Work.
(c)
Payment of Change Order Cost. Landlord will be under no obligation to proceed with any work related to an approved Change Order unless and until Tenant delivers to Landlord an amount equal to the full estimated incremental cost of such approved Change Order as set forth in Landlord’s notice. When the final incremental cost of any such Change Order has been determined and incurred, Landlord and Tenant each agree to pay or refund the amounts owed to the other with respect to such Change Order, based on the estimated payment made to Landlord.

1

40054017v9